EXHIBIT 21.1





                         SUBSIDIARIES OF THE REGISTRANT



                                                 STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                               INCORPORATION OR ORGANIZATION
- -----------------                                ------------------------------
Tekex Limited                                    U.S. Virgin Islands
Tekelec, Ltd.                                    Japan
Tekelec Limited                                  United Kingdom
IEX Corporation                                  Nevada
Tekelec France                                   France
Tekelec Canada Inc.                              Canada

- ------------------------------------

* The subsidiaries of the Registrant do not do business under any name other than as listed above.